Delaware The First State Page 1 3551135 8100 Authentication: 202800933 SR# 20193729983 Date: 05-10-19 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MOLINA HEALTHCARE, INC.”, FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 2019, AT 6:25 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.